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                                                                    Exhibit 23.1

                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) for the registration of 231,429 shares of common stock pertaining to the 1993 Non-Employee Director Stock Option Plan of Transkaryotic Therapies, Inc. of our report dated February 23, 1996, with respect to the financial statements of Transkaryotic Therapies, Inc. included in its Registration Statement (Form S-1 No. 333-10845), as amended, filed with the Securities and Exchange Commission.

                                                     /s/ Ernst & Young LLP

                                                     ERNST & YOUNG LLP

Boston, Massachusetts
January 15, 1997

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